Yili Master Carborundum Production Co., Ltd.

June 30, 2008 and 2007

Index to Financial Statements

Contents	Page(s)

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets	F-3

Statements of Operations and Comprehensive Loss	F-4

Statement of Stockholder’s Deficit	F-5

Statements of Cash Flows	F-6

Notes to the Financial Statements	F-7 to F-13

Schedule:

Schedule II Valuation and Qualifying Accounts for the fiscal year ended June 30, 2008 and 2007	F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Yili Master Carborundum Production Co., Ltd.
Yining, Xinjiang, People’s Republic of China

We have audited the accompanying balance sheets of Yili Master Carborundum Production Co., Ltd. (the “Company”) as of June 30, 2008 and 2007, and the related statements of operations and comprehensive loss, stockholders’ deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial positions of the Company as of June 30, 2008 and 2007, and the related statements of operations and comprehensive income, stockholders’ equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had an accumulated deficit at June 30, 2008 and had a net loss and cash used in operations for the fiscal year ended June 30, 2008. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Li & Company, PC
Li & Company, PC

Skillman, New Jersey
November 17, 2008

YILI MASTER CARBORUNDUM PRODUCTION CO., LTD.

BALANCE SHEETS

	June 30, 2008	June 30, 2007

ASSETS
CURRENT ASSETS:
Cash	$5,863	$74,327
Accounts receivable	1,202	-
Inventories	310,400	161,541
Prepayments and other current assets	177,990	127,316

Total Current Assets	495,455	363,184

PROPERTY, PLANT AND EQUIPMENT, net	793,785	775,892

INTANGIBLE ASSET, net	858	860

Total Assets	$1,290,098	$1,139,936

LIABILITIES AND STOCKHOLDER'S DEFICIT
CURRENT LIABILITIES:
Accounts payable	$795,563	$700,505
Customer Deposit	260,124	198,956
Taxes payable	58,572	23,264
Advances from stockholder	267,633	10,216
Accrued expenses and other current liabilities	86,207	282,969

Total Current Liabilities	1,468,099	1,215,910

LONG TERM LIABILITY	-	6,813

Total Liabilities	1,468,099	1,222,723

COMMITMENTS AND CONTENGENCIES

STOCKHOLDER'S DEFICIT:
Common stock, $0.1251 par value, 3,800,000 shares authorized,
3,800,000 shares issued and outstanding	475,339	475,339
Additional paid-in capital	62,545	62,545
Accumulated deficit	(708,783)	(627,584)
Acumulated other comprehensive income:
Foreign currency translation gain	(7,102)	6,913

Total Stockholder's Deficit	(178,001)	(82,787)

Total Liabilities and Stockholder's Deficit	$1,290,098	$1,139,936

See accompanying notes to Financial Statements.

YILI MASTER CARBORUNDUM PRODUCTION CO., LTD.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	June 30, 2008	June 30, 2007

NET REVENUES	1,151,624	725,939

COST OF GOODS SOLD	1,135,011	961,401

GROSS PROFIT	16,613	(235,462)

OPERATING EXPENSES:
Selling expenses	159	3,891
Research and development	11,752	124,132
General and administrative expenses	84,493	119,195

Total operating expenses	96,404	247,218

LOSS FROM OPERATIONS	(79,791)	(482,680)

OTHER (INCOME) EXPENSE:
Interest income	(105)	(104)
Interest expense	102	2,991
Other (income) expense	1,411	1,060

Total other (income) expense	1,408	3,947

LOSS BEFORE TAXES	(81,199)	(486,627)

INCOME TAXES

NET LOSS	(81,199)	(486,627)

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation gain (loss)	(14,015)	6,913

COMPREHENSIVE LOSS	$(95,214)	$(479,714)

See accompanying notes to Financial Statements.

YILI MASTER CARBORUNDUM PRODUCTION CO., LTD.

STATEMENT OF STOCKHOLDER'S DEFICIT
FOR THE YEAR ENDED JUNE 30, 2008
								Accumulated
								Other
								Comprehensive
								Income
	Common Stock,				Statutory Surplus			Foreign
	$0.1251 Par Value		Additional		Reserve and			Currency	Total
	Number		Paid-in		Common		Accumulated	Translation	Stockholder's
	of Shares	Amount	Capital		Welfare Fund		Deficit	Gain	Equity

Balance, June 30, 2006	3,800,000	475,339	500,000	62,545			(140,957)	$-	396,927

Capital contribution			-	-					-

Comprehensive loss
Net loss							(486,627)		(486,627)
Other comprehensive income:
Foreign currency translation gain								6,913	6,913

Total comprehensive loss									(479,714)

Balance, June 30, 2007	3,800,000	475,339	500,000	62,545	-	-	(627,584)	6,913	(82,787)

Capital contribution			-	-					-

Comprehensive loss
Net loss							(81,199)		(81,199)
Other comprehensive loss:
Foreign currency translation loss								(14,015)	(14,015)

Total comprehensive loss									(95,214)

Balance, June 30, 2008	3,800,000	475,339	500,000	62,545	-	-	(708,783)	$(7,102)	(178,001)

See accompanying notes to Financial Statements.

YILI MASTER CARBORUNDUM PRODUCTION CO., LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
	For the Fiscal Year	For the Fiscal Year
	Ended	Ended
	June 30, 2008	June 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$(81,199)	$(486,627)

Adjustments to reconcile net loss to net cash provided by
(used in) operating activities
Depreciation expense	76,814	65,700
Amortization expense	96	7
Changes in operating assets and liabilities:
Accounts receivable	(1,202)	-
Inventories	(131,126)	(26,682)
Prepayments and other current assets	(36,699)	(105,594)
Accounts payable	18,166	427,211
Customer deposit	39,330	179,088
Taxes payable	32,754	18,427
Accrued expenses and other current liabilities	(227,823)	144,891

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(310,889)	216,421

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(9,539)	(41,546)
Purchases of software	-	(867)

NET CASH USED IN INVESTING ACTIVITIES	(9,539)	(42,413)

CASH FLOWS FROM FINANCING ACTIVITIES:

Repayment of loan payable	-	(61,745)
Amounts received from (paid to) related parties	256,296	(1,895)
Repayment of long-term debt	(7,561)	(24,698)

NET CASH PROVIDED BY FINANCING ACTIVITIES	248,735	(88,338)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,229	(12,942)

NET CHANGE IN CASH	(68,464)	72,728

Cash at beginning of year	74,327	1,599

Cash at end of year	$5,863	$74,327

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$102	$2,991
Taxes paid	$-	$-

See accompanying notes to Financial Statements.

Yili Master Carborundum Production Co., Ltd.
Notes to the Financial Statements
June 30, 2008 and 2007

NOTE 1 - ORGANIZATION AND OPERATIONS

Yili Master Carborundum Products Co., Ltd. (“Yili” or the “Company”) was incorporated on August 30, 2005 in the People’s Republic of China (“PRC”). Yili engages in the development, manufacturing and distribution of silicon carbide products.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

This basis of accounting differs in certain material respects from that used for the preparation of the books of account of the Company prepared in accordance with the accounting principles and the relevant financial regulations applicable to enterprises with limited liabilities established in the People’s Republic of China (“PRC GAAP”), the accounting standards used in the place of their domicile. The accompanying financial statements reflect necessary adjustments not recorded in the books of account of the Company to present them in conformity with U.S. GAAP.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reporting amounts of revenues and expenses during the reported period. Significant estimates include the estimated useful lives of property and equipment. Actual results could differ from those estimates.

Cash equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents.

Trade accounts receivable

Trade accounts receivable are recorded at the invoiced amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses, if any.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Inventories

The Company values inventories, consisting of finished goods, work in process and raw materials, at the lower of cost or market. Cost is determined on the weighted average cost method. Cost of work in process and finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company follows Statement of Financial Accounting Standards No. 151 “Inventory Costs an amendment of ARB No. 43, Chapter 4” (“SFAS No. 151”) for the allocation of production costs and charges to inventories. The Company allocates fixed production overheads to inventories based on the normal capacity of the production facilities expected to be achieved over a number of periods or seasons under normal circumstances, taking into account the loss of capacity resulting from planned maintenance. Judgment is required to determine when a production level is abnormally low (that is, outside the range of expected variation in production). Factors that might be anticipated to cause an abnormally low production level include significantly reduced demand, labor and materials shortages, and unplanned facility or equipment down time. The actual level of production may be used if it approximates normal capacity. In periods of abnormally high production, the amount of fixed overhead allocated to each unit of production is decreased so that inventories are not measured above cost. The amount of fixed overhead allocated to each unit of production is not increased as a consequence of abnormally low production or idle plant and unallocated overheads of under utilized or idle capacity of the production facilities are recognized as period costs in the period in which they are incurred rather than as a portion of the inventory cost.

The Company regularly reviews raw materials and finished goods inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price and sales prices of confirmed backlog orders.

Property, plant and equipment

Property, plant and equipment are recorded at cost. Expenditures for major additions and betterments are capitalized. Maintenance and repairs are charged to operations as incurred. Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respective estimated residual values) over the assets estimated useful lives ranging from five (5) years to twenty (20) years. Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in operations. Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter. Upon becoming fully amortized, the related cost and accumulated amortization are removed from the accounts.

Impairment of long-lived assets

The Company follows Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”) for its long-lived assets. The Company’s long-lived assets, which include property, plant and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

The Company assesses the recoverability of its long-lived assets by comparing the projected undiscounted net cash flows associated with the related long-lived asset or group of long-lived assets over their remaining estimated useful lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. If long-lived assets are determined to be recoverable, but the newly determined remaining estimated useful lives are shorter than originally estimated, the net book values of the long-lived assets are depreciated over the newly determined remaining estimated useful lives. The Company determined that there were no impairments of long-lived assets as of June 30, 2008 or 2007.

Fair value of financial instruments

The Company follows Statement of Financial Accounting Standards No. 107 “Disclosures about Fair Value of Financial Instruments” (“SFAS No. 107”) for its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments. The Company’s loan payable approximates its fair value of such instruments based upon management’s best estimate of interest rates that would be available to the Company for similar financial arrangements at June 30, 2008 and 2007.

Revenue recognition

The Company follows the guidance of the United States Securities and Exchange Commission’s Staff Accounting Bulletin (“SAB”) No. 101 “Revenue Recognition” (“SAB No. 101”), as amended by SAB No. 104 (“SAB No. 104”) for revenue recognition. The Company records revenue when persuasive evidence of an arrangement exists, product delivery has occurred and the title and risk of loss transfer to the buyer, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The Company derives the majority of its revenue from sales contracts with customers with revenues being generated upon the shipment of goods. Persuasive evidence of an arrangement is demonstrated via invoice, product delivery is evidenced by warehouse shipping log as well as a signed bill of lading from the trucking or rail company and title transfers upon shipment, based on free on board (“FOB”) destination; the sales price to the customer is fixed upon acceptance of the purchase order and there is no separate sales rebate, discount, or volume incentive. When the Company recognizes revenue, no provisions are made for returns because, historically, there have been very few sales returns and adjustments that have impacted the ultimate collection of revenues.

Shipping and handling costs

The Company accounts for shipping and handling fees in accordance with the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 00-10 “Accounting for Shipping and Handling Fees and Costs” (“EITF Issue No. 00-10”). While amounts charged to customers for shipping product are included in revenues, the related costs are classified in cost of goods sold as incurred. The Company incurred $283,808 and $226,755 for shipping and handling costs for the fiscal year ended June 30, 2008 and 2007, respectively.

Research and development

Research and development costs are charged to expense as incurred. Research and development costs consist primarily of remuneration for research and development staff, depreciation and maintenance expenses of research and development equipment and material and testing costs for research and development.

Advertising costs

Advertising costs are expensed as incurred.

Income taxes

The Company follows Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (“SFAS No. 109”), which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are based on the differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the Statements of Operations and Comprehensive Income in the period that includes the enactment date.

Foreign currency translation

Transactions and balances originally denominated in U.S. dollars are presented at their original amounts. Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 “Foreign Currency Translation” (“SFAS No. 52”) and are included in determining net income or loss.

The financial records of the Company are maintained in their local currency, the Renminbi (“RMB”), which is the functional currency. Assets and liabilities are translated from the local currency into the reporting currency, U.S. dollars, at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Foreign currency translation gain (loss) resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the People’s Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the PBOC, which are determined largely by supply and demand. Translation of amounts from RMB into United States dollars (“US$”) has been made at the following exchange rates for the respective years:

June 30, 2008
Balance sheet	RMB 6.8591 to US$1.00
Statement of income and comprehensive income	RMB 7.2754 to US$1.00

June 30, 2007
Balance sheet	RMB 7.6120 to US$1.00
Statement of income and comprehensive income	RMB 7.8157 to US$1.00

June 30, 2006
Balance sheet	RMB 7.9943 to US$1.00

Commencing July 21, 2005, China adopted a managed floating exchange rate regime based on market demand and supply with reference to a basket of currencies. The exchange rate of the US dollar against the RMB was adjusted from approximately RMB 8.28 per US dollar to approximately RMB 8.11 per US dollar on July 21, 2005. Since then, the PBOC administers and regulates the exchange rate of the US dollar against the RMB taking into account demand and supply of RMB, as well as domestic and foreign economic and financial conditions.

Net gains and losses resulting from foreign exchange transactions, if any, are included in the Statements of Operations and Comprehensive Income. The foreign currency translation gain (loss) at June 30, 2008 and 2007 was ($14,015) and $6,913 and effect of exchange rate changes on cash flows for the fiscal year then ended were $3,229 and ($12,942), respectively.

Comprehensive income (loss)

The Company has adopted Statement of Financial Accounting Standards No. 130 “Reporting Comprehensive Income” (“SFAS No. 130”). This statement establishes rules for the reporting of comprehensive income (loss) and its components. Comprehensive income (loss), for the Company, consists of net income (loss) and foreign currency translation adjustments and is presented in the Statements of Operations and Comprehensive Income (Loss) and Stockholders’ Equity.

Recently issued accounting pronouncements

On June 5, 2003, the United States Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”), as amended by SEC Release No. 33-8934 on June 26, 2008. Commencing with its annual report for the fiscal year ending June 30, 2010, the Company will be required to include a report of management on its internal control over financial reporting. The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting.

Furthermore, in the following year, it is required to file the auditor’s attestation report separately on the Company’s internal control over financial reporting on whether it believes that the Company has maintained, in all material respects, effective internal control over financial reporting.

In December 2007, the FASB issued FASB Statement No. 141 (Revised 2007)“Business Combinations” (“SFAS No. 141(R)”), which requires the Company to record fair value estimates of contingent consideration and certain other potential liabilities during the original purchase price allocation, expense acquisition costs as incurred and does not permit certain restructuring activities previously allowed under Emerging Issues Task Force Issue No. 95-3 to be recorded as a component of purchase accounting.  SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not determined the effect that the adoption of SFAS No. 141(R) will have on the financial results of the Company.

In December 2007, the FASB issued FASB Statement No. 160“Noncontrolling Interests in Financial Statements - an amendment of ARB No. 51” (“SFAS No. 160”), which causes noncontrolling interests in subsidiaries to be included in the equity section of the balance sheet.  SFAS No. 160 applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008, except for the presentation and disclosure requirements, which shall be applied retrospectively for all periods presented. The Company has not determined the effect that the adoption of SFAS No. 160 will have on the financial results of the Company.

In March 2008, the FASB issued FASB Statement No. 161“Disclosures about Derivative Instruments and Hedging Activities an amendment of FASB Statement No. 133” (“SFAS No. 161”), which changes the disclosure requirements for derivative instruments and hedging activities. Pursuant to SFAS No.161, Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows.  SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008 with early application encouraged. SFAS No. 161 encourages but does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In years after initial adoption, this Statement requires comparative disclosures only for periods subsequent to initial adoption. The Company does not expect the adoption of SFAS No. 161 to have a material impact on the financial results of the Company.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

NOTE 3 - GOING CONCERN

As reflected in the accompanying financial statements, the Company had an accumulated deficit of $708,783, had a net loss of $81,199 and net cash used in operations of $310,889 for the fiscal year then ended, respectively.

While the Company is attempting to produce sufficient revenues, the Company’s cash position may not be enough to support the Company’s daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenues. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 4 - INVENTORIES

Inventories at June 30, 2008 and 2007 consisted of the following:

	June 30, 2008	June 30, 2007
Raw materials	$108,411	$44,092
Work in process	42,327	17,012
Finished goods	159,662	100,437

	$310,400	$161,541

NOTE 5 - PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, stated at cost, less accumulated depreciation at June 30, 2008 and 2007 consisted of the following:

	Estimated Useful Life (Years)	June 30, 2008	June 30, 2007
Buildings and improvement	20	$270,309	$243,573
Machinery equipment	5 - 10	648,317	576,967
Automobiles and trucks	7	22,299	20,093
Office equipment	7	2,585	959
		943,510	841,592
Less accumulated depreciation		(149,725)	(67,000)
		$793,785	$775,892

Depreciation expense for the fiscal year ended June 30, 2008 and 2007 was $84,025 and $65,700, respectively.

NOTE 6 - ADVANCES FROM STOCKHOLDER

Advances from stockholder,  who is also the chief executive officer at June 30, 2008 and 2007, consisted of the following:

	June 30, 2008	June 30, 2007
Advances from stockholder	$267,633	$10,216
	$267,633	$10,216

The advances bear no interest and have no formal repayment terms.

NOTE 7 - INCOME TAXES

PRC Tax

Master is registered and operates in the Yining, Xinjiang, PRC. The statutory tax rate for relevant periods is 33% prior to December 31, 2007 and 25% as of January 1, 2008 and forward.

(i)	Income taxes in the statements of operations and comprehensive loss

A reconciliation of the Chinese statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Six Month Ended June 30, 2008	For the Six Month Ended December 31, 2007	For the Year Ended June 30, 2007
Chinese statutory income tax rate	25.0%	33.0%	33.0%
Reduction in income tax rate resulting from:
Net operating loss (“NOL”) carry-forwards	(25.0)	(33.0)	(33.0)
Effective income tax rate	0.0%	0.0%	0.0%

At June 30, 2008, the Company has available for income tax purposes net operating loss (“NOL”) carry-forwards of $708,783 from the PRC operations that may be used to offset future taxable income through the fiscal year ending June 30, 2013. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying financial statements since the Company believes that the realization of its net deferred tax assets of approximately $177,196 was not considered more likely than not and accordingly, the potential tax benefits of the net operating loss carry-forwards are fully offset by a valuation allowance of $177,196.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards from the PRC operations. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.  The valuation allowance increased approximately $177,196 and $207,103 for the fiscal year ended December 31, 2007 and 2006, respectively.

Components of deferred tax assets as of June 30, 2008 and 2007 are as follows:

	June 30, 2008	June 30, 2007
Net deferred tax assets - Non-current:

Expected income tax benefit from NOL carry-forwards	$233,898	207,103
Cumulative effect of statutory reduction of enacted income tax rate effective January 1, 2008	(56,702)

Less valuation allowance	(177,196)	(207,103)
Deferred tax assets, net of valuation allowance	$-	$-

NOTE 9 - CONCENTRATIONS AND CREDIT RISK

Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of cash and cash equivalents.  As of June 30, 2008, substantially all of the Company’s cash and cash equivalents were held by major financial institutions located in the PRC, none of which are insured. However, the Company has not experienced losses on these accounts and management believes that the Company is not exposed to significant risks on such accounts.

NOTE 10 - FOREIGN OPERATIONS

Operations

Substantially all of the Company’s operations are carried out and all of its assets are located in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC. The Company’s business may be influenced by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency fluctuation and remittances and methods of taxation, among other things.

Dividends and Reserves

Under the laws of the PRC, net income after taxation can only be distributed as dividends after appropriation has been made for the following: (i) cumulative prior years’ losses, if any; (ii) allocations to the “Statutory Surplus Reserve” of at least 10% of net income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company’s registered capital; (iii) allocations of 5-10% of income after tax, as determined under PRC accounting rules and regulations, to the Company’s “Statutory Common Welfare Fund”, which is established for the purpose of providing employee facilities and other collective benefits to employees in PRC; and (iv) allocations to any discretionary surplus reserve, if approved by stockholders.

As of June 30, 2008, the Company had no Statutory Surplus Reserve and the Statutory Common Welfare Fund established and segregated in retained earnings.

Yili Master Carborundum Production Co., Ltd.
Schedule II
Valuation and Qualifying Accounts
For the Fiscal Year Ended June 30, 2008 and 2007

	Balance at	Add	Deduct	Add	Balance at
	beginning of	charge to	bad debt	translation	end of
	period	income	written off	adjustment	period
For the Fiscal Year Ended June 30, 2007:
Allowance for doubtful accounts	$-	$-	$ (-)	$-	$-

For the Fiscal Year Ended June 30, 2008:
Allowance for doubtful accounts	$-	$-	$ (-)	$-	$-